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                                                                   EXHIBIT 10.40

          AGREEMENT DATED MAY 21, 1998 WITH WILLIAM M. THOMPSON, M.D.


                                    AGREEMENT

        This Agreement, dated as of May 21, 1998 ("Agreement"), by and between AMDL, INC., a Delaware corporation (the "Company") and WILLIAM M. THOMPSON, M.D. (the "Director"), sets forth certain benefits to be received by the Director upon the occurrence of a Termination Event (as defined in Section 2.3 below) following a Change in Control of the Company (as defined in Section 2.2 below).

                                        I
                                    RECITALS

        1.1 The Company considers it essential to the best interests of its shareholders to foster the continuous employment of certain key management personnel. In this connection, the board of directors of the Company (the "Board") recognizes that, as is the case with many publicly held corporations, the possibility of a Change in Control of the Company may exist and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of certain key management personnel, including the Director, to the detriment of the Company and its shareholders.

        1.2 The Board has determined that to reinforce and encourage the Director's continued attention and dedication to his duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control of the Company, the Company desires to enter into this Agreement with the Director.

                                       II
                                    AGREEMENT

        2.1 Termination Following a Change in Control. After a Change in Control of the Company and the occurrence of a Termination Event, the Director shall be entitled to Termination Benefits (as defined in Section 2.4) during the term of this Agreement, all as provided in this Agreement.

        2.2 Definition of "Change in Control". A "Change in Control" of the Company shall be deemed to have occurred upon the occurrence of any one or more of the following events:

        (a) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than the Director or a trustee or other fiduciary holding securities under an employee benefit plan of the Company, hereafter becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company's then outstanding securities;

        (b) during any period (other than any period prior to the execution of this Agreement), individuals who at the beginning of such period constitute the Board and any new directors (other than directors designated by a person who has entered into an agreement with the Company to effect a transaction described in paragraph (a) or (c) of this Section 2.2) whose election by the Board or nomination for election by the Company's shareholders was approved by a vote of at least a majority of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

        (c) the shareholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 51% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

        (d) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.


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        2.3 Definition of "Termination Event". A Termination Event shall be deemed to have occurred upon the failure to re-elect the Director or the failure of the Board to nominate the Director for re-election at a meeting of stockholders (whether at a held meeting or by written consent) after a Change in Control.

        2.4 Definition of "Termination Benefits"; Payment of Termination Benefits. The term Termination Benefits" shall mean the payment in six (6) equal monthly installments commencing thirty (30) days after a Termination Event of all prior unpaid or deferred salary due Director, which the parties acknowledge to be the amount of $227,250 as of the date hereof;

        2.5 Termination in the Absence of a Change in Control. The Director hereby acknowledges and agrees that the rights and benefits provided under this Agreement shall be triggered to benefit the Director only after a Change in Control of the Company and the occurrence of a Termination Event and shall not be triggered to benefit the Director in the absence of a Change in Control of the Company. This Agreement has been entered into solely to address the legitimate concerns of the Company arising as the result of a possible Change in Control of the Company, all as summarized in the Recitals to this Agreement. The provisions of this Agreement are not intended to and do not purport to provide any assurances or rights to the Director's continued employment with the Company.

        2.6 Term of Agreement. This Agreement shall commence on the date hereof and shall continue in effect through May 21, 2000 provided, however, that commencing on May 22, 2000, and each May 22 thereafter, the term of this Agreement shall automatically be extended for one additional year unless, not later than December 31 of the preceding year, the Company shall have given notice that it does not wish to extend this Agreement. If a Change in Control of the Company shall have occurred during the original or extended term of this Agreement, this Agreement shall continue in effect for a period of 24 months beyond the month in which such Change in Control of the Company occurred.

                                       III
                               STANDARD PROVISIONS

        3.1 Successors; Binding Agreement.

        (a) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such assumption and agreement prior to the effectiveness of any such succession shall be a breach of this Agreement and shall entitle the Director to Termination Benefits from the Company as provided in this Agreement, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the date of termination for purposes of this Agreement. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement, by operation of law or otherwise.

        (b) This Agreement shall inure to the benefit of and be enforceable by the Director's personal or legal representatives, executors, administrators, successors, heirs, distributees, devises and legatees. In the event the Director should die while any amount would still be payable to him hereunder if the Director had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Director's devisee, legatee or other designee or, if there is no such designee, to the Director's estate.

        3.2 Notice. For the purpose of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered personally or mailed by United States, registered or certified mail, return receipt requested, postage prepaid, addressed to the respective parties as provided in this Section 6.3; provided that all notice to the Company shall be directed to the attention of the Board with a copy to the Secretary of the Company, or to such other addresses as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt.


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      COMPANY:             AMDL, Inc.
                           14272 Franklin Avenue, Suite 106
                           Tustin, California 92780-7039
                           Attention:  That T. Ngo, Ph.D., President

      EMPLOYEE:            William M. Thompson, M.D.
                           16342 Niantic Circle
                           Huntington Beach, CA  92649

        3.3 Modifications, Waivers or Discharge of Agreement. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Director and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of California. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law. The obligations of the Company under this Agreement shall survive the expiration of the term of this Agreement.

        3.4 Validity. The invalidity or unenforceability or any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

        3.5 Attorneys Fees. In the event it becomes necessary to commence any proceeding or action to enforce the provision of this Salary Continuation Agreement, the court before whom the same shall be tried, may award to the prevailing party all costs and expenses thereof, including but not limited to, reasonable attorneys' fees, the usual, customary and lawfully recoverable court costs and all other expenses in connection therewith.

        3.6 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

        IN WITNESS WHEREOF, this Salary Continuation Agreement shall be effective as of and on the date first written above.

                                            COMPANY:

                                            AMDL, INC., A DELAWARE CORPORATION


                                            By:   /s/ THAT T. NGO, PH.D.
                                                  ------------------------------
                                            Name:  That T. Ngo, Ph.D.
                                            Title: President

                                            EMPLOYEE:


                                            By:  /s/ WILLIAM M. THOMPSON, M.D.
                                            ------------------------------------
                                                     William M. Thompson, M.D.


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